AMENDED AND RESTATED NOTE

$220,000,000.00	New York, New York
June 1, 2011

FOR VALUE RECEIVED, the undersigned, BREA Emeritus LLC and each of its subsidiaries listed on the signature pages hereto, each a Delaware limited liability company (each a “Borrower,” and collectively, the “Borrowers”), hereby jointly and severally promise to pay to the order of General Electric Capital Corporation (the “Lender”), the principal sum of TWO HUNDRED TWENTY MILLION AND 00/100 DOLLARS ($220,000,000), or, if less, the aggregate unpaid principal amount of the Loans made by the Lender to the Borrowers, payable at such times and in such amounts as are specified in the Credit Agreement, as defined below.  Each capitalized term used, but not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement.

Each Borrower jointly and severally promises to pay interest on the unpaid principal amount of the Loans made by the Lender to the Borrowers from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement together with all costs, expenses and fees under or related to the Loans.  Demand, diligence, presentment, protest and notice of non-payment are hereby waived by each Borrower.

Principal, interest and all costs, expenses and fees are payable in Dollars in immediately available funds.  Unless otherwise specified in writing by the Lender, all payments hereunder shall be paid to the Administrative Agent for the account of the Lender at the following address:  c/o GEMSA Loan Services, L.P., File 59229, Los Angeles, CA 90074-9229.

This Amended and Restated Note is one of the Notes referred to in, and is entitled to the benefits of, the Second Amended and Restated Credit Agreement, dated as of June 1, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the financial institutions party thereto as “Lenders”, as such term is defined therein, General Electric Capital Corporation, as Administrative Agent and as collateral agent (the “Administrative Agent”).

The Credit Agreement, among other things, (a) provides for the making of one or more Loans by the Lenders to the Borrowers in an aggregate amount not to exceed $220,000,000, the indebtedness of the Borrowers resulting from each such Loan being evidenced by this Amended and Restated Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Amended and Restated Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Amended and Restated Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including, without limitation, Sections 1.5 (Interpretation), 11.14(a) (Submission to Jurisdiction) and 11.15 (Waiver of Jury Trial) thereof.

This Amended and Restated Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

This Amended and Restated Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

This Amended and Restated Note is an amendment and restatement of that certain Amended and Restated Note in favor of GECC dated December 11, 2006 in the aggregate principal amount of ONE HUNDRED MILLION AND 00/100 DOLLARS ($100,000,000.00) and that certain Note in favor of Merrill Lynch Capital dated December 11, 2006 in the aggregate principal amount of SIXTY SEVEN MILLION AND 00/100 DOLLARS ($67,000,000.00) (together with all notes issued in full or partial replacements thereof, or in substitution, replacement or exchange therefor, and all amendments, modifications and extensions thereto, collectively,  the “Existing Notes”) and is being delivered in full substitution for and replacement of such Existing Notes.  The execution and delivery of this Amended and Restated Note does not constitute payment, satisfaction, discharge, release or novation of the Existing Notes or the indebtedness evidenced by the Existing Notes and this Amended and Restated Note shall constitute evidence of the continuance of such indebtedness.  The indebtedness evidenced hereby and, prior hereto, by the Existing Notes continues to be secured by the collateral set forth in the Loan Documents, other than the Westlake Collateral which has been released prior to the date hereof.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, each Borrower has caused this Amended and Restated Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

BORROWERS

BREA Emeritus LLC, a Delaware limited liability company

By:	Emeritus Corporation, a Washington corporation, its Sole Member

By: /s/ Eric Mendelsohn
Eric Mendelsohn
SVP Corporate Development

BREA East Mesa LLC
BREA Peoria LLC
BREA Sun City West LLC
BREA Tucson LLC
BREA Brea LLC
BREA Citrus Heights LLC
BREA Whittier LLC
BREA Denver LLC
BREA Colorado Springs LLC
BREA Boynton Beach LLC
BREA Sarasota LLC
BREA Dunedin LLC
BREA Palmer Ranch LLC
BREA Decatur LLC
BREA Atlanta Gardens LLC
BREA Atlanta Court LLC
BREA Smyrna LLC
BREA Overland Park LLC
BREA Charlotte LLC
BREA Wayne LLC
BREA Emerson LLC
BREA West Orange LLC
BREA Reno LLC
BREA Roanoke LLC,

  each a Delaware limited liability company

By:	BREA Emeritus LLC, a Delaware limited
liability company, its sole member

By:	Emeritus Corporation, a Washington
corporation, its Sole Member

By: /s/ Eric Mendelsohn
Eric Mendelsohn
SVP Corporate Development